EXHIBIT 3i.2

ROSS MILLER                                                      Document Number
Secretary of State                                                20130001125-15
204 North Carson Street, Suite 1                            Filing Date and Time
Carson City, Nevada 89701-4520                               01/02/2013 10:25 AM
(775) 684 5708                                                     Entity Number
Website: www.nvsos.gov                                             E0666472012-7

                                                         Filed in the office of

                                                             /s/ Ross Miller
                                                             ROSS MILLER
                                                             Secretary of State
   ARTICLES OF MERGER                                        State of Nevada
(PURSUANT TO NRS 92A.200)
         PAGE 1

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                               ARTICLES OF MERGER
                         (Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

     Camelot Corporation
     Name of merging entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *

     Comjoyful International Company
     Name of merging entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     Name of merging entity

     Jurisdiction                                       Entity type *

     and,

     Comjoyful International Company
     Name of surviving entity

     Nevada                                             Corporation
     Jurisdiction                                       Entity type *


* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 2




2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

               Attn:

               c/o:

3)   (Choose one)

     [ ] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     [X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

     (a)  Owner's approval was not required from

          Comjoyful International Company
          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 3



     (b)  The plan was approved by the required consent of the owners of *:


          Camelot Corporation
          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;

          Comjoyful International Company
          Name of surviving entity, if applicable


* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 4



(c)  Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

     The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable


          Name of merging entity, if applicable

          and, or;


          Name of surviving entity, if applicable


This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 5



5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:







6)   Location of Plan of Merger (check a or b):

     [X] (a) The entire plan of merger is attached;

     or,

     [ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)":


* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


   ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
         PAGE 6


8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [ ] and attach an "8 1/2 x 11 " blank sheet containing the required information for each additional entity.):


          Camelot Corporation
          Name of merging entity

          /s/ Yazhong Liao                   Chief Executive Officer
          Signature                          Title                        Date

          Comjoyful International Company
          Name of merging entity

          /s/ Yazhong Liao                   President
          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          Name of merging entity

          Signature                          Title                        Date

          and

          Comjoyful International Company
          Name of surviving entity

          /s/ Yazhong Liao                   Chief Executive Officer
          Signature                          Title                        Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


This form must be accompanied by appropriate fees.

                          AGREEMENT AND PLAN OF MERGER

                                     between

                               Camelot Corporation

                             (a Nevada corporation)

                                       and

                         Comjoyful International Company

                             (a Nevada corporation)

                          Dated as of December 28, 2012

                          AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of December 28, 2012, between Camelot Corporation, a Nevada corporation ("Parent"), and Comjoyful International Company, a Nevada corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"). Parent and Merger Sub are hereinafter collectively referred to as the "Constituent Corporations."

                                   WITNESSETH:

WHEREAS, the board of directors of Parent has determined that it is advisable and in the best interests of the respective companies and shareholders to enter into a business combination by means of the merger of Merger Sub with and into Parent (the "Merger") and has approved and adopted this Agreement and Plan of Merger (the "Agreement");

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Merger and Effective Time. Upon the filing of the articles of merger (the "Articles of Merger"), entered into concurrently herewith, with the Secretary of State of the State of Nevada, Merger Sub shall be merged with and into Parent (the "Merger") and Parent shall be the surviving corporation of the Merger (the "Surviving Corporation") effective on January 2, 2013 (the "Effective Time").

2. Effect of Merger. At the Effective Time, the separate existence of the Constituent Corporations shall cease. The effect of the Merger shall be as provided in the Nevada Revised Statutes. Without limiting the generality of the foregoing, all rights, powers, privileges, obligations and duties of Merger Sub shall become the rights, powers, privileges, obligations and duties of the Surviving Corporation.

3. Name of Surviving Corporation. The name of the Surviving Corporation shall be "Comjoyful International Company."

4. Governing Documents. The Articles of Incorporation of Parent, only amended to the extent provided in the Articles of Merger to change its name, and the Bylaws of Parent, as in effect at the Effective Time, shall continue in full force and effect as the Certificate of Incorporation and Bylaws of the Surviving Corporation until sooner terminated or changed as permitted by the provisions of the Nevada Revised Statutes, as amended.

5. Directors and Officers. At the Effective Time, the directors and the officers of the Surviving Corporation shall be the incumbent directors and officers of Parent, all of whom shall hold their positions as directors and officers until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Certificate of Incorporation or Bylaws of the Surviving Corporation.

6. Conversion of Securities and Consideration. At the Effective Time, by virtue of the Merger and in consideration therefor, and without any action on the part of the Constituent Corporations or any stockholder thereof, (i) each share of Merger Sub's Common Stock shall be cancelled, and (ii) each share of Parent's Common Stock shall remain unchanged in the hands of the holder thereof as an outstanding share of the Surviving Corporation.

7. Representations of Parent. Parent represents and warrants to Merger Sub that as of the date of this Agreement and as of the Effective Time (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and Plan of Merger and to execute the Articles of Merger and to perform its obligations thereunder, (c) this Agreement has been duly executed and delivered by Parent, and has been authorized by all necessary corporate action, and constitutes the legal, valid and binding obligations of Parent, enforceable in accordance with its terms, and (d) the execution, delivery and performance of this Agreement does not conflict with any provision of the Certificate of Incorporation or Bylaws of Parent.

8. Representations of Merger Sub. Merger Sub represents and warrants to Parent that as of the date of this Agreement and as of the Effective Time (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and Plan of Merger and to execute the Articles of Merger and to perform its obligations thereunder, (c) this Agreement has been duly executed and delivered by Merger Sub, and has been authorized by all necessary corporate action, and constitutes the legal, valid and binding obligations of Merger Sub, enforceable in accordance with its terms, and (d) the execution, delivery and performance of this Agreement does not conflict with any provision of the Certificate of Incorporation or Bylaws of Merger Sub.

9. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.

11. Termination and Abandonment. Prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by the Board of Directors of Parent.

12. Amendment. Prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Parent.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law.

14. Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CAMELOT CORPORATION

By:
    -------------------------------
Name:  Yazhong Liao
Title: Chief Executive Officer

COMJOYFUL INTERNATIONAL COMPANY

By:
    -------------------------------
Name:  Yazhong Liao
Title: Chief Executive Officer